Starbucks Reports Record Q3 Financial and Operating Results;
Company Announces Strategic Actions to Advance Growth Agenda and Increase Returns

Q3 Comp Store Sales Up 5% in the U.S. and Americas, 7% in China and 4% Globally
Consolidated Net Revenues Up 8% to Q3 Record $5.7 Billion
GAAP Earnings Per Share Total $0.47; Non-GAAP Earnings Per Share Expand to $0.55
Company to Assume Full Ownership of East China JV and Operate all Stores in Mainland China

SEATTLE; July 27, 2017 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal third quarter and 39-week fiscal year to date ended July 2, 2017. Fiscal 2017 and fiscal 2016 GAAP results include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q3 Fiscal 2017 Highlights

•	Global comparable store sales increased 4%

◦	Americas comp store sales increased 5%

▪	U.S. comp store sales increased 5%, driven by a 5% increase in average ticket

▪
U.S. average ticket increased 4% - transactions grew 1% after adjusting for the estimated impact of order consolidation following the shift in the Starbucks RewardsTM loyalty program from a frequency-based to spend-based model in Q3 FY16

◦	CAP comp store sales increased 1%

▪	China comp store sales increased 7%, driven by a 5% increase in transactions

•	Consolidated net revenues grew 8% to a Q3 record $5.7 billion; up 9% after excluding $53.7 million of unfavorable foreign currency translation

•	GAAP operating income increased 2% to $1.0 billion, inclusive of impairments

◦	Non-GAAP operating income up 13% over non-GAAP operating income in Q3 FY16, to $1.2 billion

•	GAAP operating margin of 18.4% declined 110 basis points versus Q3 FY16, inclusive of impairments

◦	Non-GAAP operating margin expands 100 bps over Q3 FY16, to 20.8%

•	GAAP EPS of $0.47 per share, down 8% versus Q3 FY16, inclusive of impairments

◦	Non-GAAP EPS up 12% over Q3 FY16, to $0.55 per share

•	The company opened 575 net new stores globally, bringing total store count to 26,736 across 75 countries

•	Starbucks Rewards membership up 8% year-over-year, to 13.3 million active members

•	Starbucks Rewards represented 36% of U.S. company-operated sales

•	Mobile Payment increased to 30% of transactions in U.S. company-operated stores

•	Mobile Order and Pay increased to 9% of transactions in U.S. company-operated stores

•	The company repurchased 3.5 million shares of common stock in Q3 FY17; approximately 95 million shares remain available for purchase under current authorizations

•	The Board of Directors declared a cash dividend of $0.25 per share, payable on August 25, 2017, to shareholders of record as August 10, 2017

“Starbucks leveraged food and beverage innovation, an elevated in-store experience and personalized digital connections to our customers to deliver another quarter of record financial and operating performance, despite the softness impacting our principal sectors overall,” said Kevin Johnson, Starbucks president and ceo. “Continued focus on execution against our strategic priorities enabled us to gain share and positions us well for the future.”

"Starbucks once again reported record operating and financial performance in Q3 - reflecting the back-half acceleration we've been anticipating," said Scott Maw, Starbucks cfo. "Nonetheless, despite posting record performance in Q3 and further extending our lead compared to the industry overall, the combination of trends in the quarter and ongoing macro pressures impacting the retail and restaurant sectors has us a bit more cautious going into Q4."

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Company Announces Strategic Actions to Advance Growth Agenda and Increase Returns
Starbucks also announced several strategic actions to optimize its store portfolio, strengthen its core, accelerate execution against its long-term growth strategy and further increase returns on capital.

Company to Assume Full Ownership of the Mainland China Market
Starbucks earlier today announced plans to consolidate its business operations across Mainland China by acquiring the 50% of Shanghai Starbucks Coffee Corporation that it didn’t already own from JV partners Uni-President Enterprises Corporation ("UPEC") and President Chain Store Corporation ("PCSC"). Customers in China have embraced the Starbucks brand and customer experience since the company opened its first store in the market 18 years ago. Starbucks stores in China are among the most innovative, coffee-forward Starbucks stores in the world, consistently generating strong revenue and same-store sales growth, record AUV’s and world-leading returns on investment. Mainland China is Starbucks largest and fastest growing international market with 2,800 stores in 130 cities, employing nearly 40,000 partners. Through this acquisition, the largest single acquisition in the company's history, Starbucks will assume 100% ownership of approximately 1,300 Starbucks stores in 25 cities in the Shanghai, Jiangsu and Zhejiang Provinces.

Also as announced earlier today, concurrently with the purchase of the East China JV, UPEC and PCSC will acquire Starbucks 50% interest in President Starbucks Coffee Taiwan Limited, and assume 100% ownership of Starbucks operations in Taiwan. Founded in 1997, the Taiwan JV currently operates approximately 410 Starbucks stores in Taiwan.

Company to Close all 379 Teavana Retail Stores
As reported on the Q2 call, many of the company’s principally mall-based Teavana retail stores have been persistently underperforming. Following a strategic review of the Teavana store business, the company concluded that despite efforts to reverse the trend through creative merchandising and new store designs, the underperformance was likely to continue. As a result, Starbucks will close all 379 Teavana stores over the coming year, with the majority closing by Spring 2018. The approximately 3,300 partners impacted by these closures will receive opportunities to apply for positions at Starbucks stores, as Starbucks remains on track to create 240,000 new jobs globally and 68,000 in the U.S. over the next five years.

Financial Targets
The company will discuss updates to its Q4 and full year fiscal 2017 financial targets on its third quarter fiscal 2017 earnings conference call today.

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Third Quarter Fiscal 2017 Summary

	Quarter Ended Jul 2, 2017
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	4%	0%	4%
Americas	5%	0%	5%
CAP	1%	0%	1%
EMEA(2)	2%	0%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Company-operated stores represent 18% of the EMEA segment store portfolio as of July 2, 2017.

Operating Results	Quarter Ended		Change
($ in millions, except per share amounts)	Jul 2, 2017	Jun 26, 2016
Net New Stores	575	474	101
Revenues	$5,661.5	$5,238.0	8%
Operating Income	$1,044.2	$1,022.3	2%
Operating Margin	18.4%	19.5%	(110) bps
EPS	$0.47	$0.51	(8)%

Consolidated net revenues were $5.7 billion in Q3 FY17, an increase of 8% over Q3 FY16. The increase was primarily driven by incremental revenues from the opening of 2,341 net new stores over the past 12 months and 4% growth in global comparable store sales.

Consolidated operating income grew 2% to $1,044.2 million in Q3 FY17, up from $1,022.3 million in Q3 FY16. Consolidated operating margin declined 110 basis points to 18.4% primarily due to goodwill and store asset impairments, which drove a 210 basis point decline, largely related to the change in strategic direction for Teavana. Excluding these impairments, margin expanded by 100 basis points driven primarily by sales leverage, partially offset by increased partner investments, largely in the Americas segment.
Q3 Americas Segment Results

	Quarter Ended		Change
($ in millions)	Jul 2, 2017	Jun 26, 2016
Net New Stores	244	194	50
Revenues	$3,991.9	$3,645.5	10%
Operating Income	$974.8	$898.5	8%
Operating Margin	24.4%	24.6%	(20) bps

Net revenues for the Americas segment were $4.0 billion in Q3 FY17, an increase of 10% over Q3 FY16. The increase was driven by incremental revenues from 1,002 net new store openings over the past 12 months and 5% growth in comparable store sales.

Operating income of $974.8 million in Q3 FY17 grew 8% versus $898.5 million in Q3 FY16. Operating margin of 24.4% declined 20 basis points primarily due to higher investments in our store partners (employees), the impact of product sales mix and higher commodity costs. These decreases were largely offset by sales leverage.

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Q3 China/Asia Pacific Segment Results

	Quarter Ended		Change
($ in millions)	Jul 2, 2017	Jun 26, 2016
Net New Stores	250	209	41
Revenues	$840.6	$768.2	9%
Operating Income	$223.8	$182.8	22%
Operating Margin	26.6%	23.8%	280 bps

Net revenues for the China/Asia Pacific segment grew 9% over Q3 FY16 to $840.6 million in Q3 FY17. The increase was primarily driven by incremental revenues from 1,056 net new store openings over the past 12 months and 1% growth in comparable store sales, partially offset by unfavorable foreign currency translation.

Q3 FY17 operating income of $223.8 million grew 22% over Q3 FY16 operating income of $182.8 million. Operating margin expanded 280 basis points to 26.6% primarily driven by the transition to China's value added tax structure in Q3 FY16. Also contributing was higher income from our joint venture operations in the region.
Q3 EMEA Segment Results

	Quarter Ended		Change
($ in millions)	Jul 2, 2017	Jun 26, 2016
Net New Stores	87	77	10
Revenues	$249.9	$273.4	(9)%
Operating Income	$9.8	$29.9	(67)%
Operating Margin	3.9%	10.9%	(700) bps

Net revenues for the EMEA segment were $249.9 million in Q3 FY17, a 9% decrease versus Q3 FY16. The decrease was primarily driven by the absence of revenue related to the sale of our Germany retail operations in Q3 FY16 as part of the ongoing shift to more licensed stores in the region, as well as unfavorable foreign currency translation. Partially offsetting these decreases were incremental revenues from the opening of 311 net new licensed stores over the past 12 months.

Operating income of $9.8 million in Q3 FY17 declined 67% versus operating income of $29.9 million in Q3 FY16. Operating margin declined 700 basis points to 3.9% due to a partial impairment of goodwill for our Switzerland market, which drove a 720 basis point decline. The remaining 20 basis point expansion was driven by leverage due to the shift in the portfolio towards more licensed stores, primarily driven by the sale of our Germany retail operations in Q3 FY16, and was partially offset by unfavorable foreign currency exchange.

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Q3 Channel Development Segment Results

	Quarter Ended		Change
($ in millions)	Jul 2, 2017	Jun 26, 2016
Revenues	$478.7	$440.8	9%
Operating Income	$210.2	$187.8	12%
Operating Margin	43.9%	42.6%	130 bps

Net revenues for the Channel Development segment grew 9% over Q3 FY16 to $478.7 million in Q3 FY17. The increase was primarily driven by higher international sales, increased sales of premium single-serve and packaged coffee products, and higher foodservice sales.

Operating income of $210.2 million in Q3 FY17 increased 12% compared to Q3 FY16. Operating margin expanded 130 basis points to 43.9% primarily driven by lower coffee costs and higher income from the North American Coffee Partnership.
Q3 All Other Segments Results

	Quarter Ended		Change
($ in millions)	Jul 2, 2017	Jun 26, 2016
Net New Stores	(6)	(6)	0
Revenues	$100.4	$110.1	(9)%
Operating Loss	$(112.3)	$(14.9)	654%

All Other Segments primarily includes Teavana-branded stores, Seattle’s Best Coffee, as well as Starbucks Reserve® and Roastery businesses. The increase in the operating loss in Q3 FY17 compared to Q3 FY16 was primarily due to the goodwill and asset impairment charges as a result of our strategy to focus on Teavana tea within Starbucks stores.

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Year to Date Financial Results

	Three Quarters Ended
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	3%	(1)%	4%
Americas	4%	(1)%	4%
CAP	3%	1%	2%
EMEA(2)	0%	(1)%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Company-operated stores represent 18% of the EMEA segment store portfolio as of July 2, 2017.

Operating Results	Three Quarters Ended		Change
($ in millions, except per share amounts)	Jul 2, 2017	Jun 26, 2016
Net New Stores	1,651	1,352	299
Revenues	$16,688.5	$15,604.7	7%
Operating Income	$3,112.1	$2,944.5	6%
Operating Margin	18.6%	18.9%	(30) bps
EPS	$1.43	$1.35	6%

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Conference Call

Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo; Matt Ryan, chief strategy officer; and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Saturday, August 26, 2017.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience, momentum and potential of our business, operations and brand, our customer base, our innovation, growth and growth opportunities and related investments, revenues, operating margins, comparable store sales and transactions, net new stores and their performance, our Starbucks Reserve® Roasteries and Starbucks Reserve® stores, return to shareholders, and our strategic, operational and digital moves, including the purchase of the remaining 50% ownership of the East China market and the closure of Teavana stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan, the purchase of the remaining 50% ownership of the East China market and the closure of Teavana stores, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 2, 2016.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tom Shaw	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jul 2, 2017	Jun 26, 2016	% Change	Jul 2, 2017	Jun 26, 2016

				As a % of total net revenues
Net revenues:
Company-operated stores	$4,509.0	$4,181.6	7.8%	79.6%	79.8%
Licensed stores	588.3	527.2	11.6	10.4	10.1
CPG, foodservice and other	564.2	529.2	6.6	10.0	10.1
Total net revenues	5,661.5	5,238.0	8.1	100.0	100.0
Cost of sales including occupancy costs	2,249.1	2,060.3	9.2	39.7	39.3
Store operating expenses	1,628.9	1,529.4	6.5	28.8	29.2
Other operating expenses	142.5	137.5	3.6	2.5	2.6
Depreciation and amortization expenses	252.6	247.6	2.0	4.5	4.7
General and administrative expenses	325.0	323.4	0.5	5.7	6.2
Goodwill and other asset impairments(1)	120.2	—	nm	2.1	—
Total operating expenses	4,718.3	4,298.2	9.8	83.3	82.1
Income from equity investees	101.0	82.5	22.4	1.8	1.6
Operating income	1,044.2	1,022.3	2.1	18.4	19.5
Interest income and other, net	31.7	72.9	(56.5)	0.6	1.4
Interest expense	(23.5)	(21.8)	7.8	(0.4)	(0.4)
Earnings before income taxes	1,052.4	1,073.4	(2.0)	18.6	20.5
Income tax expense	361.1	318.9	13.2	6.4	6.1
Net earnings including noncontrolling interests	691.3	754.5	(8.4)	12.2	14.4
Net earnings/(loss) attributable to noncontrolling interests	(0.3)	0.4	nm	—	—
Net earnings attributable to Starbucks	$691.6	$754.1	(8.3)	12.2%	14.4%

Net earnings per common share - diluted	$0.47	$0.51	(7.8)%
Weighted avg. shares outstanding - diluted	1,459.4	1,479.3

Cash dividends declared per share	$0.25	$0.20

Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.1%	36.6%
Other operating expenses as a % of non-company-operated store revenues				12.4%	13.0%
Effective tax rate including noncontrolling interests				34.3%	29.7%

(1)
Represents goodwill impairment and other asset impairment charges of $69.3 million and $33.0 million, respectively, associated with our Teavana-branded stores and goodwill impairment of $17.9 million related to our Switzerland retail business.

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	Three Quarters Ended			Three Quarters Ended
	Jul 2, 2017	Jun 26, 2016	% Change	Jul 2, 2017	Jun 26, 2016

				As a % of total net revenues
Net revenues:
Company-operated stores	$13,173.7	$12,336.3	6.8%	78.9%	79.1%
Licensed stores	1,737.4	1,561.0	11.3	10.4	10.0
CPG, foodservice and other(1)	1,777.4	1,707.4	4.1	10.7	10.9
Total net revenues	16,688.5	15,604.7	6.9	100.0	100.0
Cost of sales including occupancy costs	6,685.3	6,256.9	6.8	40.1	40.1
Store operating expenses	4,853.5	4,502.0	7.8	29.1	28.9
Other operating expenses	422.7	423.3	(0.1)	2.5	2.7
Depreciation and amortization expenses	756.0	730.9	3.4	4.5	4.7
General and administrative expenses	1,008.2	959.4	5.1	6.0	6.1
Goodwill and other asset impairments(2)	120.2	—	nm	0.7	—
Total operating expenses	13,845.9	12,872.5	7.6	83.0	82.5
Income from equity investees	269.5	212.3	26.9	1.6	1.4
Operating income	3,112.1	2,944.5	5.7	18.6	18.9
Interest income and other, net(3)	123.7	95.5	29.5	0.7	0.6
Interest expense	(70.2)	(56.6)	24.0	(0.4)	(0.4)
Earnings before income taxes	3,165.6	2,983.4	6.1	19.0	19.1
Income tax expense	1,070.1	966.2	10.8	6.4	6.2
Net earnings including noncontrolling interests	2,095.5	2,017.2	3.9	12.6	12.9
Net earnings/(loss) attributable to noncontrolling interests	(0.6)	0.4	nm	—	—
Net earnings attributable to Starbucks	$2,096.1	$2,016.8	3.9%	12.6%	12.9%

Net earnings per common share - diluted	$1.43	$1.35	5.9%
Weighted avg. shares outstanding - diluted	1,464.9	1,489.7

Cash dividends declared per share	$0.75	$0.60

Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.8%	36.5%
Other operating expenses as a % of non-company-operated store revenues				12.0%	13.0%
Effective tax rate including noncontrolling interests				33.8%	32.4%

(1)	CPG revenues included an unfavorable revenue deduction adjustment pertaining to periods prior to FY17 of $13.2 million, as recorded in Q2 FY17.

(2)
Represents goodwill impairment and other asset impairment charges of $69.3 million and $33.0 million, respectively, associated with our Teavana-branded stores and goodwill impairment of $17.9 million related to our Switzerland retail business.

(3)	Included in interest income and other, net is the Q2 FY17 gain on the sale of our investment in Square, Inc. warrants of $40.5 million.

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Segment Results (in millions)

Americas

	Jul 2, 2017	Jun 26, 2016	% Change	Jul 2, 2017	Jun 26, 2016

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,576.4	$3,269.0	9.4%	89.6%	89.7%
Licensed stores	404.5	368.6	9.7	10.1	10.1
Foodservice and other	11.0	7.9	39.2	0.3	0.2
Total net revenues	3,991.9	3,645.5	9.5	100.0	100.0
Cost of sales including occupancy costs	1,441.7	1,289.0	11.8	36.1	35.4
Store operating expenses	1,338.8	1,236.1	8.3	33.5	33.9
Other operating expenses	33.1	25.4	30.3	0.8	0.7
Depreciation and amortization expenses	152.8	149.2	2.4	3.8	4.1
General and administrative expenses	50.7	47.3	7.2	1.3	1.3
Total operating expenses	3,017.1	2,747.0	9.8	75.6	75.4
Operating income	$974.8	$898.5	8.5%	24.4%	24.6%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				37.4%	37.8%
Other operating expenses as a % of non-company-operated store revenues				8.0%	6.7%

Three Quarters Ended
Net revenues:
Company-operated stores	$10,472.3	$9,697.2	8.0%	89.5%	89.6%
Licensed stores	1,202.5	1,108.0	8.5	10.3	10.2
Foodservice and other	28.9	22.0	31.4	0.2	0.2
Total net revenues	11,703.7	10,827.2	8.1	100.0	100.0
Cost of sales including occupancy costs	4,236.9	3,865.9	9.6	36.2	35.7
Store operating expenses	3,994.3	3,649.6	9.4	34.1	33.7
Other operating expenses	96.5	85.7	12.6	0.8	0.8
Depreciation and amortization expenses	460.6	441.6	4.3	3.9	4.1
General and administrative expenses	156.0	139.3	12.0	1.3	1.3
Total operating expenses	8,944.3	8,182.1	9.3	76.4	75.6
Operating income	$2,759.4	$2,645.1	4.3%	23.6%	24.4%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				38.1%	37.6%
Other operating expenses as a % of non-company-operated store revenues				7.8%	7.6%

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China/Asia Pacific (CAP)

	Jul 2, 2017	Jun 26, 2016	% Change	Jul 2, 2017	Jun 26, 2016

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$756.8	$695.4	8.8%	90.0%	90.5%
Licensed stores	82.3	71.6	14.9	9.8	9.3
Foodservice and other	1.5	1.2	25.0	0.2	0.2
Total net revenues	840.6	768.2	9.4	100.0	100.0
Cost of sales including occupancy costs	353.5	331.2	6.7	42.1	43.1
Store operating expenses	212.1	200.4	5.8	25.2	26.1
Other operating expenses	17.5	16.2	8.0	2.1	2.1
Depreciation and amortization expenses	51.0	45.7	11.6	6.1	5.9
General and administrative expenses	34.5	32.1	7.5	4.1	4.2
Total operating expenses	668.6	625.6	6.9	79.5	81.4
Income from equity investees	51.8	40.2	28.9	6.2	5.2
Operating income	$223.8	$182.8	22.4%	26.6%	23.8%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				28.0%	28.8%
Other operating expenses as a % of non-company-operated store revenues				20.9%	22.3%

Three Quarters Ended
Net revenues:
Company-operated stores	$2,136.1	$1,884.0	13.4%	89.7%	89.7%
Licensed stores	238.7	210.7	13.3	10.0	10.0
Foodservice and other	5.5	4.9	12.2	0.2	0.2
Total net revenues	2,380.3	2,099.6	13.4	100.0	99.9
Cost of sales including occupancy costs	1,024.3	933.5	9.7	43.0	44.5
Store operating expenses	618.9	558.0	10.9	26.0	26.6
Other operating expenses	54.2	48.3	12.2	2.3	2.3
Depreciation and amortization expenses	148.9	131.7	13.1	6.3	6.3
General and administrative expenses	109.2	93.2	17.2	4.6	4.4
Total operating expenses	1,955.5	1,764.7	10.8	82.2	84.0
Income from equity investees	138.4	104.3	32.7	5.8	5.0
Operating income	$563.2	$439.2	28.2%	23.7%	20.9%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				29.0%	29.6%
Other operating expenses as a % of non-company-operated store revenues				22.2%	22.4%

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EMEA

	Jul 2, 2017	Jun 26, 2016	% Change	Jul 2, 2017	Jun 26, 2016

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$136.2	$174.3	(21.9)%	54.5%	63.8%
Licensed stores	100.9	86.2	17.1	40.4	31.5
Foodservice	12.8	12.9	(0.8)	5.1	4.7
Total net revenues	249.9	273.4	(8.6)	100.0	100.0
Cost of sales including occupancy costs	134.0	139.2	(3.7)	53.6	50.9
Store operating expenses	53.8	69.0	(22.0)	21.5	25.2
Other operating expenses	15.1	13.4	12.7	6.0	4.9
Depreciation and amortization expenses	7.7	10.3	(25.2)	3.1	3.8
General and administrative expenses	11.6	11.6	—	4.6	4.2
Goodwill and other asset impairments(1)	17.9	—	nm	7.2	—
Total operating expenses	240.1	243.5	(1.4)	96.1	89.1
Operating income	$9.8	$29.9	(67.2)%	3.9%	10.9%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				39.5%	39.6%
Other operating expenses as a % of non-company-operated store revenues				13.3%	13.5%

Three Quarters Ended
Net revenues:
Company-operated stores	$409.6	$576.0	(28.9)%	55.1%	67.4%
Licensed stores	294.0	239.3	22.9	39.5	28.0
Foodservice	40.3	39.4	2.3	5.4	4.6
Total net revenues	743.9	854.7	(13.0)	100.0	100.0
Cost of sales including occupancy costs	392.6	427.2	(8.1)	52.8	50.0
Store operating expenses	151.0	209.4	(27.9)	20.3	24.5
Other operating expenses	45.3	42.0	7.9	6.1	4.9
Depreciation and amortization expenses	22.9	32.4	(29.3)	3.1	3.8
General and administrative expenses	32.7	39.4	(17.0)	4.4	4.6
Goodwill and other asset impairments(1)	17.9	—	nm	2.4	—
Total operating expenses	662.4	750.4	(11.7)	89.0	87.8
Income from equity investees	—	1.5	(100.0)	—	0.2
Operating income	$81.5	$105.8	(23.0)%	11.0%	12.4%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.9%	36.4%
Other operating expenses as a % of non-company-operated store revenues				13.6%	15.1%

(1)	Represents goodwill impairment related to our Switzerland retail business, as recorded in Q3 FY17.

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Channel Development

	Jul 2, 2017	Jun 26, 2016	% Change	Jul 2, 2017	Jun 26, 2016

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$364.3	$333.0	9.4%	76.1%	75.5%
Foodservice	114.4	107.8	6.1	23.9	24.5
Total net revenues	478.7	440.8	8.6	100.0	100.0
Cost of sales	252.5	232.3	8.7	52.7	52.7
Other operating expenses	62.0	58.0	6.9	13.0	13.2
Depreciation and amortization expenses	0.5	0.7	(28.6)	0.1	0.2
General and administrative expenses	2.7	4.3	(37.2)	0.6	1.0
Total operating expenses	317.7	295.3	7.6	66.4	67.0
Income from equity investees	49.2	42.3	16.3	10.3	9.6
Operating income	$210.2	$187.8	11.9%	43.9%	42.6%

Three Quarters Ended
Net revenues:
CPG(1)	$1,147.6	$1,086.5	5.6%	76.8%	76.8%
Foodservice	346.0	327.5	5.6	23.2	23.2
Total net revenues	1,493.6	1,414.0	5.6	100.0	100.0
Cost of sales	795.5	770.6	3.2	53.3	54.5
Other operating expenses	172.9	171.8	0.6	11.6	12.1
Depreciation and amortization expenses	1.7	2.1	(19.0)	0.1	0.1
General and administrative expenses	8.1	13.0	(37.7)	0.5	0.9
Total operating expenses	978.2	957.5	2.2	65.5	67.7
Income from equity investees	131.1	106.5	23.1	8.8	7.5
Operating income	$646.5	$563.0	14.8%	43.3%	39.8%

(1)	CPG revenues included an unfavorable revenue deduction adjustment pertaining to periods prior to FY17 of $13.2 million, as recorded in Q2 FY17.

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All Other Segments

	Jul 2, 2017	Jun 26, 2016	% Change

Quarter Ended
Net revenues:
Company-operated stores	$39.6	$42.9	(7.7)%
Licensed stores	0.6	0.8	(25.0)
CPG, foodservice and other	60.2	66.4	(9.3)
Total net revenues	100.4	110.1	(8.8)
Cost of sales including occupancy costs	64.8	68.3	(5.1)
Store operating expenses	24.2	23.9	1.3
Other operating expenses	14.6	24.3	(39.9)
Depreciation and amortization expenses	3.0	3.1	(3.2)
General and administrative expenses	3.8	5.4	(29.6)
Goodwill and other asset impairments(1)	102.3	—	nm
Total operating expenses	212.7	125.0	70.2
Operating loss	$(112.3)	$(14.9)	653.7%

Three Quarters Ended
Net revenues:
Company-operated stores	$155.7	$179.1	(13.1)%
Licensed stores	2.2	3.0	(26.7)
CPG, foodservice and other	209.1	227.1	(7.9)
Total net revenues	367.0	409.2	(10.3)
Cost of sales including occupancy costs	229.5	246.7	(7.0)
Store operating expenses	89.3	85.0	5.1
Other operating expenses	52.8	75.3	(29.9)
Depreciation and amortization expenses	9.3	10.1	(7.9)
General and administrative expenses	11.7	20.2	(42.1)
Goodwill and other asset impairments(1)	102.3	—	nm
Total operating expenses	494.9	437.3	13.2
Operating loss	$(127.9)	$(28.1)	355.2%

(1)	Represents goodwill impairment and other asset impairment charges of $69.3 million and $33.0 million, respectively, associated with our Teavana-branded stores, as recorded in Q3 FY17.

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Jul 2, 2017	Jun 26, 2016	Change
Revenues	$3,653.6	$3,327.1	10%
Comparable Store Sales Growth(1)	5%	4%
Change in Transactions	0%	0%
Change in Ticket	5%	4%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jul 2, 2017	Jun 26, 2016	Jul 2, 2017	Jun 26, 2016	Jul 2, 2017	Jun 26, 2016
Americas:
Company-operated stores	125	85	282	204	9,301	8,875
Licensed stores	119	109	413	293	7,001	6,425
Total Americas	244	194	695	497	16,302	15,300
China/Asia Pacific:
Company-operated stores	116	79	287	223	3,098	2,675
Licensed stores	134	130	453	442	4,085	3,452
Total China/Asia Pacific	250	209	740	665	7,183	6,127
EMEA(1):
Company-operated stores	1	(147)	(17)	(196)	506	541
Licensed stores	86	224	245	399	2,364	2,024
Total EMEA	87	77	228	203	2,870	2,565
All Other Segments(2):
Company-operated stores	(5)	(5)	(14)	(10)	344	365
Licensed stores	(1)	(1)	2	(3)	37	38
Total All Other Segments	(6)	(6)	(12)	(13)	381	403

Total Company	575	474	1,651	1,352	26,736	24,395
(1) EMEA store data includes the transfer of 144 Germany company-operated retail stores to licensed stores as a result of the sale to AmRest Holdings SE in the third quarter of fiscal 2016.
(2) As of July 2, 2017, All Other Segments included 379 Teavana-branded stores, of which 342 stores were company-operated.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS exclude the below listed items. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS are operating income, operating margin and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Goodwill and other asset impairments
Management excludes Teavana related goodwill and store asset impairment and Switzerland goodwill impairment. These items do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

Starbucks Japan acquisition-related items
Management excludes Starbucks Japan acquisition-related transaction costs as these items do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance. In addition, management excludes Starbucks Japan integration costs and amortization of the acquired intangible assets when evaluating performance because these expenses are not representative of our core business operations. Although these items will affect earnings per share beyond the current fiscal year, the majority of these costs will be recognized over a finite period of time. More specifically, integration costs are expected to be concentrated in the first several years post-acquisition. Additionally, the amounts of the acquired intangible assets are specific to the transaction, and the related future amortization was fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management.

Sale of Germany retail operations
Management excludes the net gain, associated costs and changes in estimated indemnifications related to the sale of our Germany retail operations as these items do not reflect future gains, losses or tax impacts and do not contribute to a meaningful evaluation of the company's past or future operating performance.

Other tax matters	Management excludes incremental tax benefits in the U.S. as these tax benefits do not contribute to a meaningful evaluation of the company's past or future operating performance.
Non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended
	Jul 2, 2017	Jun 26, 2016	Change
Consolidated
Operating income, as reported (GAAP)	$1,044.2	$1,022.3	2.1%
Goodwill and other asset impairments(1)	120.2	—
Starbucks Japan acquisition-related items - other(2)	14.0	14.5
Costs incurred on sale of Germany retail operations(3)	—	2.8
Non-GAAP operating income	$1,178.4	$1,039.6	13.4%

Operating margin, as reported (GAAP)	18.4%	19.5%	(110) bps
Goodwill and other asset impairments(1)	2.1	—
Starbucks Japan acquisition-related items - other(2)	0.2	0.3
Costs incurred on sale of Germany retail operations(3)	—	0.1
Non-GAAP operating margin	20.8%	19.8%	100 bps

Diluted net earnings per share, as reported (GAAP)	$0.47	$0.51	(7.8)%
Goodwill and other asset impairments(1)	0.08	—
Starbucks Japan acquisition-related items - other(2)	0.01	0.01
Sale of Germany retail operations(3)	—	(0.02)
Income tax effect on Non-GAAP adjustments(4)	(0.02)	—
Other tax matters(5)	—	(0.01)
Non-GAAP net earnings per share	$0.55	$0.49	12.2%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$223.8	$182.8	22.4%
Starbucks Japan acquisition-related items(2)	13.9	13.8
Non-GAAP operating income	$237.7	$196.6	20.9%

Operating margin, as reported (GAAP)	26.6%	23.8%	280 bps
Starbucks Japan acquisition-related items(2)	1.7	1.8
Non-GAAP operating margin	28.3%	25.6%	270 bps

EMEA
Operating income, as reported (GAAP)	$9.8	$29.9	(67.2)%
Goodwill impairment(1)	17.9	—
Costs incurred on sale of Germany retail operations(2)	—	2.8
Non-GAAP operating income	$27.7	$32.7	(15.3)%

Operating margin, as reported (GAAP)	3.9%	10.9%	(700) bps
Goodwill impairment(1)	7.2	—
Costs incurred on sale of Germany retail operations(3)	—	1.0
Non-GAAP operating margin	11.1%	12.0%	(90) bps

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	Quarter Ended
	Jul 2, 2017	Jun 26, 2016	Change
All Other Segments
Operating income, as reported (GAAP)	$(112.3)	$(14.9)	653.7%
Goodwill and other asset impairments(1)	102.3	—
Non-GAAP operating income	$(10.0)	$(14.9)	(32.9)%

Operating margin, as reported (GAAP)	(111.9)%	(13.5)%	(9,840) bps
Goodwill and other asset impairments(1)	101.9%	—
Non-GAAP operating margin	(10.0)%	(13.5)%	350 bps

(1)
Represents goodwill impairment and other asset impairment charges of $69.3 million and $33.0 million, respectively, associated with our Teavana-branded stores within our All Other Segments and goodwill impairment of $17.9 million related to our Switzerland retail business within our EMEA segment.

(2)
Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental information technology (“IT”) and compensation-related costs associated with the acquisition.

(3)	Represents the net gain on the sale of our Germany retail operations, which occurred in Q3 FY16. The net gain was subsequently adjusted for estimated indemnifications associated with the sale.

(4)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(5)	Other tax matters include the incremental benefit from additional domestic manufacturing deductions claimed in our U.S. consolidated tax returns for periods prior to Q3 FY16.

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